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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 23, 2004


                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                    0-21121                    06-1456680
(State or other jurisdiction        (Commission               (I.R.S. employer
      of incorporation)             file number)             identification no.)


     7 Laser Lane, Wallingford, CT                                06492
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (203) 269-1198

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     Item 5. Other Events and Required FD Disclosure

On March 9, 2004, Advance Capital Partners, L.P. and Advance Capital Offshore Partners, L.P. (collectively, "Advance"), the holders of all of the outstanding shares of TransAct Technologies Incorporated's Series B Preferred Stock, transferred all such shares to certain parties, none of which acquired in excess of 50% of such shares. Under Section 6C of the Company's Certificate of Designation governing the Series B Preferred Stock, this transfer eliminated the right of the holders of the Series B Preferred Stock to vote separately as a class for the election of a single director to the Company's Board of Directors. The transfer also established a procedure for the resignation of the director, Jeffrey T. Leeds, who had previously been separately elected by the former holders of the Series B Preferred Stock. Mr. Leeds today tendered his resignation in accordance with such Section 6C. The resignation will be effective tomorrow, March 24, 2004.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRANSACT TECHNOLOGIES INCORPORATED

                                            By: /s/ Richard L. Cote
                                            -----------------------

                                            Richard L. Cote
                                            Executive Vice President and
                                            Chief Financial Officer

Date: March 23, 2004

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